MTB Bank

90 Broad Street
New York, NY 10004-2290
(212) 858-3300
Fax: 858-3449

July 14, 1999

Segue (America) Limited
c/o Hampshire Group Limited
215 Commerce Boulevard
Anderson, South Carolina 29621

Attention: Mr. Charles Clayton

Re: Renewal of Credit Facility

Dear Mr. Clayton:

Reference is made to the Credit Agreement dated February 15, 1995 executed by and between Segue (America) Limited, formerly named Vintage, Inc., a Delaware corporation (the "Borrower") and MTB Bank (the "Bank") and the Letter of Credit and Security Agreement, the Corporate Guarantee executed by Hampshire Group Limited (the "Corporate Guarantor") and other related loan documents executed in connection therewith (collectively, the "Loan Documents"). All capitalized terms used herein and not defined shall have the meanings set forth in the Credit Agreement.

Effective July 14, 1999, the Borrower and the Bank hereby agree to amend the Credit Agreement as follows:

     The definition of Termination Date set forth in Section I(f) of the Credit Agreement is hereby amended by deleting the date "April 30, 1999" therefrom and inserting the date "April 30, 2000" in its place.

Each of the Loan Documents is hereby amended to give effect to the foregoing and except as amended hereby, each such Loan Document remains in full force and effect in accordance with its terms.

The Corporate Guarantor acknowledges and confirms that the term "Obligations" referred to in the Corporate Guarantee executed by it includes, without limitation, the indebtedness, liabilities and obligations of the Borrower under the Credit Agreement, as amended hereby. The foregoing amendment shall not affect or impair in any way the validity, binding effect or enforceability of any Loan Document to which the Borrower or the Corporate Guarantor is party, and the Borrower's and Guarantor's obligations and the Bank's rights and remedies thereunder shall continue in full force and effect, notwithstanding such amendment.

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If the foregoing is acceptable to you, kindly execute both copies of this letter, returning it to MTB Bank, 90 Broad Street, New York, New York 10004-2290, Attn: Mr. Richard Assaf no later than July 31, 1999. Upon receipt by the Bank of counterparts of this letter duly executed by all the parties listed below by such date, this letter shall become a binding agreement between the Bank and the other signatories hereto as of the date first above written.

Very truly yours,

MTB BANK

/s/ Saul M. Langer
-------------------------------
Saul M. Langer
Senior Vice President
Chief Lending Officer


Accepted and Agreed:

SEGUE (AMERICA) LIMITED,
formerly named VINTAGE, INC.

By: /s/ Horace D. Padgett, Jr.
----------------------------------------
Name:  Horace D. Padgett, Jr.
Title: Vice President - Finance



HAMPSHIRE GROUP LIMITED,
as Corporate Guarantor

By: /s/ Charles W. Clayton
---------------------------------------
Name: Charles W. Clayton
Title: Chief Financial Officer







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